AMENDMENT TO

CHANGE IN CONTROL PROTECTION AGREEMENT

This Amendment No 1 (the “Amendment”) to the Change in Control Protection Agreement is made and entered into on the 31st day of January 2007 between Foamex International Inc., a Delaware corporation (the “Company”), and Paul A. Haslanger (“Executive”).

WHEREAS, the Company and Executive executed a change in control protection agreement, dated December 20, 2002 (the “Agreement”), providing Executive with additional employment security in the event that the Company undergoes a change in control, as described in the Agreement; and

WHEREAS, the Company and Executive desire to amend a certain provision in the Agreement and as set forth herein; and

WHEREAS, terms and conditions of the Agreement not specifically amended herein shall remain unchanged and in full force and effect.

NOW, THEREFORE, the parties hereby agree that the following provision will be amended as follows:

The definition of ‘Change in Control” in Section 1(b) is hereby amended and restated as follows:

“Change in Control” shall mean the occurrence, after the consummation of the transactions contemplated by the Company’s Second Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Plan”), of any of the following events:

(i)       the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of “beneficial ownership” (as defined below) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, that beneficial ownership by any of D. E. Shaw Laminar Portfolios, L.L.C., Goldman, Sachs & Co., Par IV Master Fund, Ltd, Sigma Capital Associates, LLC, Sunrise Partners Limited Partnership, or any of their respective affiliates shall not be taken into account in the numerator for purposes of determining whether the limit set forth above has been exceeded and, provided further that for purposes of this clause (i) the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company or any corporation controlled by the Company; (3) any acquisition by any corporation pursuant to a transaction which complies with (A), (B) and (C) of clause (iii) of this Section 6.1;

(ii)       Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)      The consummation of a recapitalization, restructuring, exchange of equity for debt or debt for equity or a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Transaction”), in each case, unless, following such Business Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners (as defined below), respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Transaction beneficially own, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportion as their ownership immediately prior to such Business Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; and (B) at least a majority of the members of the board of directors of the corporation resulting from such Business Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Transaction; or

(iv)      The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of this Section “beneficial ownership” or “beneficial owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition; provided, however, that such Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, a merger agreement, or similar agreement, until the consummation of the transaction contemplated by such agreement.

For purposes of clarification, the parties acknowledge and agree that the Company’s emergence from bankruptcy and the consummation of the transactions contemplated by the Plan (and all related transactions) shall not constitute a Change in Control, and Executive is not entitled to any payments or benefits (including without limitation accelerated vesting of any equity awards) thereunder prior to, on or following the date of this Amendment, as a result of or related to (either alone or in connection with the occurrence of any other event) such emergence or transactions.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first above written.

FOAMEX INTERNATIONAL INC.

By: /s/ Gregory J. Christian

Name: Gregory J. Christian

Title: EVP & General Counsel

EXECUTIVE

/s/ Paul A. Haslanger